                                                                   EXHIBIT 10.11

ADDENDUM TO THE DISTRIBUTION AND LICENSE AGREEMENT EXECUTED BETWEEN THE PARTIES ON JUNE 30TH, 2002 AT 3 P.M., P.D.T.

BETWEEN: NUTRI-DIEM INC., a company duly incorporated under the laws of the Quebec companies Act, part 1A, having its registered office and principal place of business at 1421, Nobel street, in the City of Sainte- Julie, Province of Quebec, J3E 1Z4 herein acting and represented by Michel Grise, its President and Louise Desmarais its secretary duly authorized for purposes hereof, as they so declare.

                                     (hereinafter referred to as the "Licensor")

AND: ESSENTIALLY YOURS INDUSTRIES, INC. a company duly incorporated under the laws of the State of Nevada, having its registered office and principal place of business at 3960 Howard Hughes Parkway, suite 200, in the City of Las Vegas, Nevada, 89145, herein acting and represented by Jay Sargeant, its President and Barry La Rose, its Secretary duly authorized for purposes hereof, as they so declare.

                                     (hereinafter referred to as the "Licensee")

--------------------------------------------------------------------------------

RECITALS

WHEREAS the Parties have executed a Distribution and License Agreement on June 30th, 2002 (the "Agreement").

WHEREAS subsection 8.1.6 of the Agreement provides that a financing of at least three million dollars ($3,000,000) be obtained by the Licensee before December 31st, 2002.

WHEREAS the financing cannot be obtained within the time provided for in subsection 8.1.6 of the Agreement and that the Licensee has requested from the Licensor that such delay be extended until June 30th, 2002.

WHEREAS the Licensor is ready to agree to such extension for a limited period of time;

NOW THEREFORE IN CONSIDERATION OF THE SUM OF ONE ($1.00) USD, THE RECEIPT AND SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, THE PARTIES AGREE AS FOLLOWS:

1. DELAY FOR THE FINANCING:

   The Licensor hereby agrees to extend the time period provided for in subsection 8.1.6 of the Agreement for the Licensee to obtain financing of at least three million dollars ($3,000,000) from December 31, 2002 to June 30, 2003.

2. OTHER PROVISIONS

   The other provisions of the Agreement remain unchanged and shall continue to apply between he parties. Without limiting the generality of the foregoing, the provisions of the present Agreement shall not in any way be interpreted in a manner to affect the obligations of the Licensee provided for in Section 5 of the Agreement.

3. DEFINITIONS

   The definitions used in the Agreement shall have the same meaning in the present Addendum.

THE PARTIES HERETO HAVE EXECUTED THIS ADDENDUM AS OF NOVEMBER 7, 2002.

NUTRI-DIEM  INC.                          ESSENTIALLY YOURS INDUSTRIES, INC.

X  /s/ MICHEL GRISE                       X  /s/ JAY SARGEANT
 -------------------------------------     -------------------------------------
Per:   Michel Grise, President            Per:   Jay Sargeant


X  /s/ LOUISE DESMARAIS                   X  /s/ BARRY LAROSE
 -------------------------------------     -------------------------------------
Per:   Louise Desmarais, Secretary        Per:   Barry LaRose, Secretary



                                                                               2